Exhibit o(1)

MULTIPLE CLASS OF SHARES PLAN
FOR
VIP FUNDS
DATED DECEMBER 16, 1999

 This Amended and Restated Multiple Class of Shares Plan (the "Plan"), when effective in accordance with its provisions, shall be the written plan contemplated by Rule 18f-3 under the Investment Company Act of 1940 (the "1940 Act") for the portfolios (each, a "Fund") of the respective Fidelity Trusts (each, a "Trust") as listed on Schedule I to this Plan.

1. Classes Offered. Each Fund may offer up to three classes of its shares: Service Class, Service Class 2, and Initial Class (each, a "Class").

2. Distribution and/or Shareholder Service Fees. Distribution and/or shareholder service fees shall be calculated and paid in accordance with the terms of the then-effective plan pursuant to Rule 12b-1 under the 1940 Act for the applicable class. Distribution and/or shareholder service fees currently authorized are as set forth in
Schedule I to this Plan.

3. Allocations. Income, gain, loss and expenses shall be allocated under this Plan as follows:

A. Class Expenses: The following expenses shall be allocated exclusively to the applicable specific class of shares: (i) distribution and shareholder service fees; and (ii) transfer agent fees.

B. Fund Income, Gain, Loss and Expenses: Income, gain, loss and expenses not allocated to specific classes as specified above shall be charged to the Fund and allocated daily to each class of an equity fund in a manner consistent with Rule 18f-3(c)(1)(i) and of a fixed-income and money market fund in a manner consistent with Rule 18f-3(c)(1)(iii).

4. Voting Rights. Each class of shares governed by this Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

5. Effective Date of Plan. This Plan shall become effective upon the approval by a vote of at least a majority of the Trustees of the Trust, and a majority of the Trustees of the Trust who are not "interested persons" of the Trust, which vote shall have found that this Plan as proposed to be adopted, including expense allocations, is in the best interests of each class individually and of the Fund as a whole; or upon such other date as the Trustees shall determine.

6. Amendment of Plan. Any material amendment to this Plan shall become effective upon approval by a vote of at least a majority of the Trustees of the Trust, and a majority of the Trustees of the Trust who are not "interested persons" of the Trust, which vote shall have found that this Plan as proposed to be amended, including expense allocations, is in the best interests of each class individually and of the Fund as a whole; or upon such other date as the Trustees shall determine.

7. Severability. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

8. Limitation of Liability. Consistent with the limitation of shareholder liability as set forth in each Trust's Declaration of Trust or other organizational document, any obligations assumed by any Fund or class thereof, and any agreements related to this Plan, shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and shall not constitute obligations of any other Fund or class of shares. All persons having any claim against a Fund, or any class thereof, arising in connection with this Plan, are expressly put on notice of such limitation of shareholder liability, and agree that any such claim shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and such person shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust, class or Fund; nor shall such person seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust.

SCHEDULE I, DATED DECEMBER 16, 1999, TO MULTIPLE CLASS OF SHARES PLAN FOR VIP FUNDS, DATED DECEMBER 16, 1999

VARIABLE INSURANCE PRODUCTS FUND

FUND/CLASS                SALES CHARGE  12B-1 FEE AS A PERCENTAGE OF
                                        AVERAGE NET ASSETS

Money Market Portfolio:
  Initial Class           none          none
  Service Class 2         none          0.25

High Income Portfolio:
  Initial Class           none          none
  Service Class           none          0.10
  Service Class 2         none          0.25

Equity-Income Portfolio:
  Initial Class           none          none
  Service Class           none          0.10
  Service Class 2         none          0.25

Growth Portfolio:
  Initial Class           none          none
  Service Class           none          0.10
  Service Class 2         none          0.25

Overseas Portfolio:
  Initial Class           none          none
  Service Class           none          0.10
  Service Class 2         none          0.25

VARIABLE INSURANCE PRODUCTS FUND II

FUND/CLASS                SALES CHARGE  12B-1 FEE AS A PERCENTAGE OF
                                        AVERAGE NET ASSETS

Investment Grade Bond
Portfolio:                none          none
  Initial Class           none          0.25
  Service Class 2

Asset Manager Portfolio:
  Initial Class           none          none
  Service Class           none          0.10
  Service Class 2         none          0.25

Asset Manager: Growth
Portfolio:                none          none
  Initial Class           none          0.10
  Service Class           none          0.25
  Service Class 2

VARIABLE INSURANCE PRODUCTS FUND III

FUND/CLASS                       SALES CHARGE  12B-1 FEE AS A PERCENTAGE OF
                                               AVERAGE NET ASSETS

Index 500 Portfolio:
  Initial Class                  none          none
  Service Class 2                none          0.25

Contrafund Portfolio:
  Initial Class                  none          none
  Service Class                  none          0.10
  Service Class 2                none          0.25

Balanced Portfolio:
  Initial Class                  none          none
  Service Class                  none          0.10
  Service Class 2                none          0.25

Growth & Income Portfolio:
  Initial Class                  none          none
  Service Class                  none          0.10
  Service Class 2                none          0.25

Growth Opportunities Portfolio:
  Initial Class                  none          none
  Service Class                  none          0.10
  Service Class 2                none          0.25

Mid Cap Portfolio:
  Initial Class                  none          none
  Service Class                  none          0.10
  Service Class 2                none          0.25